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                                                                     EXHIBIT 5.1



                         OPINION OF E. JAMES HOUSE, JR.
                            AS TO VALIDITY OF SHARES


October 15, 1998

Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

      Re: 1,250,005 Shares of the Common Stock, $5.00 Par Value Per Share of
          Union Planters Corporation, a Tennessee Corporation ("Union Planters")

Gentlemen:

               The undersigned has participated in the preparation of a registration statement on Form S-4 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 1,250,005 shares of Union Planters's common stock, $5.00 par value per share ("Union Planters Common Stock") which may be issued by Union Planters pursuant to an Agreement and Plan of Merger dated as of August 7, 1998, by and among Union Planters, Union Planters Holding Corporation ("UP Holding") and Southeast Bancorp, Inc. ("Southeast") (the "Agreement").

               For purposes of rendering the opinion expressed herein, the undersigned has examined Union Planters's corporate charter and all amendments thereto; Union Planters's bylaws and amendments thereto; the Agreement and such of Union Planters's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of Union Planters officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

               Further, the undersigned is familiar with and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

               Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:


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                           1.   Union Planters is a duly organized and validly
               existing corporation in good standing under the laws of the State of Tennessee and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and

                           2. The shares of Union Planters Common Stock to be issued by Union Planters pursuant to the Merger have been duly authorized and when issued by Union Planters in accordance therewith, such shares of Union Planters Common Stock will be fully paid and nonassessable.

               The opinion expressed above is limited by the following assumptions, qualifications and exceptions.

                           (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.

                           (b)  The opinion stated herein is based upon
               statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

                           (c) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

               The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Opinions" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

               The undersigned is an officer of, and receives compensation from Union Planters and therefore is not independent from Union Planters.

                                        Very truly yours,

                                        UNION PLANTERS CORPORATION

                                        By:  /s/ E. James House, Jr.
                                            ------------------------------------
                                              E. James House, Jr.


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